EXHIBIT 21

I.	Subsidiaries of CIRCOR International, Inc.:

1.	CIRCOR Aerospace, Inc., a Delaware Corporation

2.	CIRCOR Dovianus Holdings B.V. a Netherlands Limited Liability Company※

3.	CIRCOR Energy, LLC, a Delaware Limited Liability Company

4.	CIRCOR Energy Products (Canada), ULC, an Alberta Unlimited Liability Company※

5.	CIRCOR France SAS, a French Corporation※

6.	CIRCOR German Holdings Management GmbH, a German Closed Corporation※

7.	CIRCOR Holdings, Inc., a Delaware Corporation※

8.	CIRCOR (Jersey) Ltd., a Jersey Company※ (83% ownership)

9.	CIRCOR, LLC, a Massachusetts Limited Liability Company

10.	CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company※

11.	CIRCOR Naval Solutions, LLC, a Delaware Limited Liability Company

12.	CIRCOR Pipeline Engineering, LLC, a Delaware Limited Liability Company※

13.	CIRCOR Precision Metering, LLC, a Delaware Limited Liability Company

14.	CIRCOR Pumps North America, LLC, a Delaware Limited Liability Company

15.	Downstream Holding, LLC, a Delaware Limited Liability Company※

16.	Leslie Controls, Inc., a Delaware Corporation

17.	Spence Engineering Company, Inc., a Delaware Corporation

II.	Subsidiaries of CIRCOR Aerospace, Inc.:

1.	CIRCOR Instrumentation Technologies, Inc., a New York Corporation

2.	CIRCOR IP Holding Co., a Delaware Corporation※

III.	Subsidiary of CIRCOR Energy, LLC:

1.	CIRCOR Energy Products, LLC, an Oklahoma Limited Liability Company

IV.	Subsidiaries of CIRCOR Holdings, Inc.:

1.	CIRCOR (Jersey) Ltd., a Jersey Company※ (17% ownership)

2.	CIRCOR Netherlands Holdings B.V., a Netherlands Limited Liability Company※

3.	Suzhou Circor Valve Company, Ltd, a Chinese Foreign Owned Enterprise※

V.	Subsidiaries of CIRCOR Instrumentation Technologies, Inc.:

1.	CIRCOR Mexico, S.A. de C.V., a Mexico Corporation (99%)

2.	CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Corporation※ (99%)

3.	Dopak, Inc., a Texas Corporation※

VI.	Subsidiaries of CIRCOR Energy Products, LLC:

1.	CIRCOR Mexico, S.A. de C.V., a Mexico Corporation※ (1%)

2.	CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Corporation※ (1%)

VII.	Subsidiaries of CIRCOR (Jersey), Ltd.

1.    CIRCOR German Holdings, LLC, a Delaware Limited Liability Company※

2.    CIRCOR Singapore Pte Ltd, a Singapore Private Limited Company※

VIII.	Subsidiaries of CIRCOR German Holdings, LLC:
1.    CIRCOR German Holdings GmbH & Co. KG, a German Private Company※

IX.	Subsidiaries of CIRCOR German Holdings GmbH & Co. KG:

1.	Allweiler GmbH, a German Corporation

2.	IMO AB, a Sweden Company

3.	Regeltechnik Kornwestheim GmbH, a German Corporation

4.	SCHROEDAHL-ARAPP Spezialarmaturen GmbH & Co. KG, a German Corporation

X.	Subsidiaries of CIRCOR Luxembourg Holdings, Sarl:

1.	CEP Holdings Sarl, a Luxembourg Limited Liability Company※ (6% ownership)

2.	CIRCOR do Brasil Particpaçöes LTDA, a Brazilian Corporation※ (>99%)

3.	CIRCOR India Holdings BV, a Netherlands Corporation※

4.	CIRCOR Middle East FZE, a United Arab Emirates Corporation※

5.	CIRCOR (Barbados) Holdings SARL, a Barbados Entity ※

6.	Howitzer Acquisition Limited, a United Kingdom Corporation※

XI.	Subsidiaries of CIRCOR do Brasil Particpaçöes LTDA:

1.	CIRCOR do Brasil Industria e Comercio LTDA, a wholly owned subsidiary of CIRCOR do Brasil Participacoes LTDA※

XII.	Subsidiaries of CIRCOR Energy Products (Canada) ULC:

1.	Imo Industries (Canada) Inc., a Canadian Corporation※

XIII.	Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation:

1.	Hale Hamilton (Valves) Limited, a United Kingdom Corporation

2.	Pipeline Engineering Supply Co., Limited, a United Kingdom Corporation※

3.	TapcoEnpro UK Limited, a United Kingdom Company※

XIV.	Subsidiaries of CIRCOR India Holdings BV, a Netherlands Corporation※

1.	CIRCOR Flow Technologies India Private Ltd., an Indian Private Company※

2.	CIRCOR India LLC, a Delaware Limited Liability Company※

XV.	Subsidiaries of CIRCOR France, a French Corporation

1.	CIRCOR Bodet SAS, a French Corporation※

2.	CIRCOR Industria SAS, a French Corporation

3.	CIRCOR Maroc SARL A.U., a Moroccan Corporation※

XVI.	Subsidiaries of Downstream Holding, LLC, a Delaware Limited Liability Company

1.	DeltaValve, LLC, a Delaware Limited Liability Company

2.	TapcoEnpro, LLC, a Delaware Limited Liability Company

XVII.	Subsidiaries of CIRCOR Dovianus Holdings B.V.

1.	CIRCOR Netherlands II Holding B.V., a Netherlands Limited Liability Company※

2.	CIRCOR Pump (Weihai) Company Ltd., a Chinese Foreign Owned Enterprise※

3.	Colfax Fluid Handling Middle East Ltd., a England / Wales Entity※

4.	Dovianus B.V., a Netherlands Limited Liability Company※

XVIII.	Subsidiaries of Dovianus B.V.※

1.	Allweiler India Private Limited (formerly known as Tushaco Pumps Private Limited), an Indian Private Company (99.999%)

XIX.	Subsidiaries of Allweiler GmbH

1.	Allweiler A/S, a Norway Entity※

2.	Allweiler AlFarid Pumps Co., (UAE) (EG) (28%), a United Arab Emirates Entity※

3.	Allweiler Finland Oy AB, a Finland Entity※

4.	CIRCOR Allweiler Imo SpA, a Italian Entity※

5.	CIRCOR Europe Finance Ltd., a England / Wales Entity※

6.	CIRCOR IMO Allweiler, a French Corporation※

7.	PD-Technik Ingenieurbüro GmbH, a German Entity※

8.	Rapid Allweiler Pumps & Engineering Company (Pty) Ltd., a South Africa Entity (35%)

XX.	Subsidiaries of CIRCOR Sub Holding LLC

1.	CIRCOR Sub Ltd., a England/Wales Company

2.	Portland Valve LLC, a Delaware Limited Liability Company

XXI.	Subsidiaries of CIRCOR Netherlands II Holding B.V.

1.	Houttuin BV, a Netherlands Limited Liability Company※

2.	SES-Rosscor B.V., a Netherlands Limited Liability Company※ (19.9%)

XXII.	Subsidiaries of CIRCOR Naval Solutions, LLC

1.	CIRCOR Sub Holding LLC, a Delaware Limited Liability Company

※Subsidiaries designated as Immaterial Subsidiaries